EXHIBIT 4.36

                               Fifth Amendment to
                              Amended and Restated
                      Certificate of Limited Partnership of
                 Geodyne Energy Income Limited Partnership II-C



     The undersigned, desiring to amend its amended and restated certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat. tit. 54 (1993), Section 301 et seq (the "Act"), do hereby state:

1. The name of the limited partnership is Geodyne Energy Income Limited Partnership II-C.

2. The dates of filing of the Certificate of Limited Partnership and all amendments thereto are as follows:

Name                                                               Date
Agreement and Certificate of Limited Partnership                   1/14/88
Amended and Restated Certificate of Limited
      Partnership                                                  3/10/89
First Amendment to Amended and Restated Certificate
      of Limited Partnership                                       2/25/93
Second Amendment to Amended and Restated Certificate
      of Limited Partnership                                       7/19/96
Third Amendment to Amended and Restated Certificate
      of Limited Partnership                                       11/21/01
Fourth Amendment to Amended and Restated Certificate
      of Limited Partnership                                       11/21/03

3. The Fourth Amendment to Amended and Restated Certificate of Limited Partnership dated November 21, 2001, and filed with the Oklahoma Secretary of State on November 24, 2001, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2003. Pursuant to its terms, the Agreement and Certificate of Limited Partnership dated January 13, 1988 (the "Partnership Agreement") was amended on October 27, 2005, to state that the latest date upon which the Partnership is to dissolve is December 31, 2007, provided that the General Partner may extend the term of the Partnership for up to two additional periods of two years each pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2007, subject to extension as set forth in the Partnership's Partnership Agreement.

      DATED:  October 27, 2005.

                                    GEODYNE RESOURCES, INC.
                                    General Partner


                                    By:   //s// Dennis R. Neill
                                          ---------------------------
                                          Dennis R. Neill, President